TBPELS REGISTERED ENGINEERING FIRM F-1580
1100 LOUISIANA SUITE 4600         HOUSTON, TEXAS 77002-5294     TELEPHONE (713) 651-9191

                                            EXHIBIT 23.2

Consent of Ryder Scott Company, L.P.

As independent petroleum engineers, we hereby consent to the incorporation by reference in this Form 10-K of APA Corporation to our Firm's name and our Firm's review of the proved oil and gas reserve quantities of APA Corporation as of December 31, 2025, to the incorporation by reference of our Firm's name and review into APA Corporation's previously filed Registration Statements on Form S-3 (Nos. 333-278448 and 333-279038), on Form S-4/A (No. 333-276797), including the post effective amendment thereto on Form S-8, and on Form S-8 (No. 333-253754), and to the inclusion of our report, dated January 22, 2026, as an exhibit to this Form 10-K filed with the Securities and Exchange Commission.

                            /s/ RYDER SCOTT COMPANY, L.P.

                            RYDER SCOTT COMPANY, L.P.
                            TBPELS Firm Registration No. F-1580

Houston, Texas
February 26, 2026

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